Exhibit 10.4

RMB Loan Agreement

(English Translation)

Borrower:            FuXin HengRui Technology Co., Ltd.(“Party A”)

Lender:                China CITIC Bank ShenYang Branch (“Party B”)

Date: November 30, 2007

Pursuant to Contract Law of the People’s Republic of China, Regulations on Loan and other related laws, regulations,  after equal consultation, the parties hereto, intending to be legally bound, agree as follows:

1.

Party B agrees to provide a short-term loan (the “Loan”) to Party B.

2.

Principal and Loan Term

a.

The principal amount of the Loan is  RMB 16,000,000.

b.

The term of the Loan: 12 months, from November 30, 2007 to November 26, 2008.

3.

 The Loan shall be only used in a revolving way and Party A shall not change the use of Loan without written consent of the Lender.

4.

Interest Rate and Calculation of the Interest Rate

a.

Interest rate: the interest rate of the Loanis 8.019%.

b.

The Loan has a floating interest rate and shall be adjust each month.

c.

Interest shall accrue starting on the date the Loan is actually drawn down according to the following formula: interest=outstanding principal amount X time upon which interest is being generated X annual interest rate / 360

d.

If the principal and accrued interests will not be paid off in a single payment, te first interest settlement date is Dec 20th, 2007.  The interest accrued shall be paid monthly on the 20th day of each month (the “Payment Date”).

e.

Each month the Borrower shall deposit sufficient money in an account opened with the Lender before the Payment Date.

f.

The entire loan principal and the accrued interest shall be paid off when the loan matures (the “maturity date”).

5.

Loan Draw

a.

Borrower shall draw RMB 16,000,000 on Nov 30th, 2007.

b.

Lender is entitled to change the loan draw schedule in the event that Borrower fails to fulfill all the statutory or contractual obligations, including but not limited to failing to provide complete loan application documents.

c.

Borrower shall not change the loan draw schedule set forth in the Agreement  without Lender’s written consent. Written notice on the change of loan draw schedule or draw amount shall be delivered to Lender 10 banking days before the scheduled draw date under the Agreement.   Lender agrees to grant Borrower a grace period of 10 banking days.  The Loan will be automatically cancelled and Borrower shall be deemed in breach of the contract under Section 12 (b)hereby if the Borrower fails to draw down the Loan within such grace period.

6.

Payment

a.

Borrower shall pay the accrued interests monthly and pay off the principal on Nov 26th, 2008.

b.

6.2 Prepayment for the principal shall be made to Lender by written application 30 days before the date of prepayment, subject to Lender’s written consent.

7.

Extension of Term

a.

Borrower may request the extension of the term of loan by written application to Lender 30 banking days before the Loan matures.

8.

Guarantee

a.

Borrower provides guarantee and Ms.Tan Lin is also jointly liable.

9.

 Representation  and Warranties of Party A

a.

Party A is a duly organized, validly existing enterprise legal person and in good standing under Chinese laws, and has all requisite corporate power and authority to execute and deliver this Agreement;

a.

All documents and representations provided by Party A to Party B are true, complete, legitimate and valid.

10.

Rights and Obligation of Borrower

a.

 Borrower is entitled to draw down and use the Loan for the agreed purpose under the Agreement;

b.

Borrower shall pay off the principal and interests under the Agreement;

c.

Borrower shall provide financial statements and business reports to Lender, which truthfully reflect its operation and financial status on a regular basis or upon the request of Lender

d.

Borrower shall inform the Lender immediately any material change of operation decisions including but not limited to merger, acquisition, reorganization, joint venture etc which would affect Lender’s interests by written notice at least 30 days in advance, subject to Lender’s written consent.

e.

Borrower shall use its best efforts to cooperate with Lender’s inspection on Borrower’s business operations and use of the Loan;

f.

Borrower shall not delegate any of its obligations under the Agreement without written consent of Lender;

g.

Borrower shall inform the Lender of the disposition of all or the majority of its assets or operation income by written notice at least 30 days in advance, subject to Lender’s written consent;

h.

Borrower shall inform the Lender of any material changes of the Borrower, including but not limited to litigation, arbitration, criminal investigation, administrative penalty, which could adversely affect the Borrower’s financial status or capability to perform its obligations pursuant to this Agreement by a 30-day’s written notice, subject to Lender’s written consent,

i.

Borrower shall provide new guarantee subject to the approval of Lender in the event of the insolvency of its guarantor ; and

j.

Borrower shall inform Lender by a written notice of changes of the name of legal entity, legal representative, domicile within 7 days after such change.

11.

Rights and Obligation of Lender

a.

Lender has the right to inspect Borrowers’ business operation and the use of the Loan;

b.

Lender has the recourse right in the event that the value of Borrower’s assets

c.

Lender shall disburse the Loan in a timely manner if Borrower complies with the provisions under the Agreement; and

d.

Lender has the right to review documents submitted by Borrower.  Lender has the confidentiality obligation with respect to such documents unless required by laws for disclosure.

12.

 Breach of the Agreement

a.

This Agreement constitutes a valid and legally binding obligation of the parties which is enforceable in accordance with its terms. The parties shall implement this Agreement according to its relative obligations under this Agreement;

b.

Party B has the right to claim for damages calculated on daily basis in the event that Party A fails to draw down the Loan on the scheduled drawing date, without Party B’s written consent,

c.

Party A has the right to claim for damages calculated on daily basis in the event that Party B fails to provide the Loan under the Agreement;

d.

Party B may suspend the right of such Party A to disbursements or cancel the undisbursed portion of the Loan in whole or in part and declare the entire Loan including the outstanding principal, accrued interest and costs to be in default and due for payment if any of the following events occurs:

i.

Failure of Party A to pay when due any part of the principal of, or interest on, the Loan under this Agreement;

ii.

Failure of Party A to comply with any of its obligations under this Agreement;

iii.

Any document or material submitted by Party A or any representation and warranty made under Section 9 of this Agreement shall be fond to have been incorrect, untrue, incomplete or misleading;

iv.

Party A stops paying back any of its debt or declares that it will not be able to pay off any debt;

v.

Party A’s involvement in any insolvency, bankruptcy, liquidation, winding-up, litigation, arbitration that is material adverse to Party’s assets or business operation;

vi.

The occurrence of circumstances such as change of Party’s domicile, business scope, legal representative or major investment to a third party, which Party B believes may affect the security of the credit assets;

vii.

The occurrence of material financial loss, or other financial crisis of Party A;

viii.

The occurrence of material adverse events of the business operation of Party A’s controlling shareholders or its affiliates;

ix.

Any adverse change of Party A’s industry;

x.

Failure of Party A to make deposit under the Agreement;

xi.

Unilateral change of use of the Loan by Party A;

xii.

The occurrence of embezzlement, bribery or other illegal business operations conducted by any of Party A’s  executive officers

xiii.

Party A’s any default on any other creditor;

xiv.

The breach of a guarantee agreement by Party A’s guarantor

xv.

The occurrence of any event that impairs any of Party B’s rights

e.

In the event of Party A’s failure to pay off the principal under the Agreement, in addition to its rights under Section 12 (a), Party B is entitled to claim for an interest at a rate of agreed interest rate plus 50%.

f.

In the event that Party A fails to pay off accrued interest, Party B has the right to claim for an interest at a rate set forth in Section 12(e);

g.

In the event that Party A fails to use the Loan as agreed under this Agreement, in addition to the right under Section 12(a), Party B may claim for an interest at a rate of agreed interest rate plus 100%.

13.

The survival of obligations; this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

14.

Notarization: Any party to the Agreement may request the Agreement be notarized by a competent notary public and the notarization expenses shall be borne by the Borrower.

15.

Other matters:

16.

Governing Law:  The Agreement shall be governed by laws of the People’s Republic of China

17.

Dispute settlement

Any disputes between the parties arising out of or in connection with this Agreement shall be settled through friendly consultation.  In the event of the failure of consultation, both parties agree to have the dispute adjudicated by the court in the jurisdiction where Lender domiciles.

18. Cumulative Rights of Party B

Party B’s rights under this Agreement are cumulative, which shall not affect or limit its other legal and contractual rights with respect to Party A.

19.  Effectiveness, Amendment and Termination of the Agreement

a. This Agreement shall take effect upon affixation hereto of the signatures or seals and business seals (or special seals for contracts) by the legal representatives or authorized signatories of the parties, whichever date is later.

b. No provision of this Agreement may be amended or terminated except in a written instrument signed by both parties.

c. Once the Agreement becomes effective, with a written notice to Party A, Party B may assign all or a portion of its rights under the Agreement to any third party without Party A’s consent.

d. Once the Agreement becomes effective, Party B shall not transfer any or all its debts without Party B’s written consent.

20. Miscellaneous

a. The parties may enter into supplemental agreements for matters not covered under this Agreement.  Such supplemental agreements shall form an integral part of this Agreement and be deemed equally effective.

b.  If any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

c. Any notice delivered from Party B to Party A should be made in written form, including but not limited to telegraph and fax, which shall be deemed as delivered once the notice is sent out.  If the notice is made through registered mail, it shall be deemed given three days after the date of mailing.

d. This Agreement shall be in duplicate copies, with one copy to be held by each of the parties.

e. Party B has already taken reasonable measures to inform Party A about the exemptions and limitations provisions with respect to Party A’s obligations under this Agreement. There is no dispute regarding the interpretation of all the provisions of this Agreement.

17 There are 2 copies of this Contract

18. Lender has informed and explained Borrower of all the terms which exonerate or limit its obligations.

FuXin HengRui Technology Co., Ltd .
 (Seal)

China CITIC Bank ShenYang Branch
(Seal)